SOUTHWESTERN ENERGY COMPANY

AND

COMPUTERSHARE TRUST COMPANY, N.A.

Rights Agent

Amendment No. 2 to the Amended and Restated Rights Agreement

Dated as of June 30, 2006

AMENDMENT NO. 2
TO THE AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of June 30, 2006, between Southwestern Energy Company, a Delaware corporation (the “Company”) as successor to Southwestern Energy Company, an Arkansas corporation (“SWN Arkansas”), and Computershare Trust Company, N.A., successor to The First National Bank of Chicago (the “Rights Agent”). All capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings set forth in the Amended and Restated Rights Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on May 5, 1989 (the “Declaration Date”), the Board of Directors of SWN Arkansas authorized and declared a dividend of one right representing the right to purchase one share of Common Stock upon the terms and subject to the conditions set forth in a Rights Agreement, dated May 5, 1989, between SWN Arkansas and the Rights Agent (the “1989 Rights Agreement”) for each outstanding share of common stock, $2.50 par value, of SWN Arkansas outstanding at the close of business on May 19, 1989 (the “Record Date”), and authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date;

WHEREAS, SWN Arkansas declared a three-for-one stock split in 1993 and, in connection with such split, the number of Rights was adjusted pursuant to Section 11 of the 1989 Rights Agreement;

WHEREAS, on April 12, 1999, in compliance with the terms of Section 27 of the 1989 Rights Agreement, the Company and the Rights Agent entered into an Amended and Restated Rights Agreement which amended and restated the 1989 Rights Agreement in its entirety in order to extend the Expiration Date until April 12, 2009 and to make other changes and provisions that they determined were necessary or desirable and did not adversely affect the interests of the holders of the Rights (as further amended by Amendment No. 1 dated March 15, 2002 to eliminate all required approvals of Independent Directors, the “Amended and Restated Rights Agreement”);

WHEREAS, SWN Arkansas declared two two-for-one stock splits in 2005 and, in connection with such splits, the number of Rights was adjusted pursuant to Section 11 of the Amended and Restated Rights Agreement such that each certificate for Common Stock outstanding as of the date of this Amendment also represents one Right under the Amended and Restated Agreement representing the right to purchase one share of Common Stock upon the terms and subject to the conditions set forth in the Amended and Restated Agreement;

WHEREAS, in order to change SWN Arkansas’s state of incorporation from Arkansas to Delaware (the “Reincorporation”), SWN Arkansas is merging with and into the Company effective as of the date hereof, with the Company surviving the merger;

WHEREAS, the Company wishes to amend the Amended and Restated Rights Agreement in order to make certain changes and provisions that are necessary or desirable to reflect the Reincorporation and which do not adversely affect the interests of the holders of the Rights;

WHEREAS, in compliance with the terms of Section 27 of the Amended and Restated Rights Agreement, the Company has (i) delivered to the Rights Agent a certificate of an appropriate officer of the Company which states that this Amendment has been approved by the Company’s Board of Directors and is in compliance with the terms of Section 27 of the Amended and Restated Rights Agreement and (ii) instructed the Rights Agent to execute this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

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Section l. Definitions.

(a) The definition of “Company” contained in preamble of the Amended and Restated Rights Agreement is hereby amended in its entirety to read as follows:

““Company” means Southwestern Energy Company, a Delaware corporation.”

(b) The definition of “Common Stock” contained in subparagraph (h) of Section 1 of the Amended and Restated Rights Agreement is hereby amended in its entirety to read as follows:

““Common Stock” shall mean the common stock, $0.01 par value, of the Company (as it may be constituted from time to time during the term of this Agreement), except that “Common Stock” when used with reference to any Person other than the Company (or, in the case of a transaction referred to in Section 13 hereof, if the Company is the successor to the other Person referred to in clause (a), (b) or (c) of Section 13, or is the surviving corporation, when thereafter used with reference to the Company) shall mean the capital stock (or, in the case of a partnership or other unincorporated entity, the equivalent equity interest) with the greatest voting power of such Person, together with all rights and benefits (however denominated or constituted) relating to such capital stock (including, without limitation, any rights or warrants to acquire additional shares of such capital stock or other securities or assets, or to participate in any trust for the benefit of holders of such shares, or to share in the benefits of any agreements or other arrangements for the benefit of such holders), whether or not such rights are yet exercisable, and together with any other securities which are represented by the certificates for such shares or are transferred in connection with transfers of such shares.”

Section 2.  Governing Law.  Section 32 of the Amended and Restated Rights Agreement is amended in its entirety to read as follows:

“Section 32. Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.”

Section 3. Exhibit A.  Exhibit A to the Amended and Restated Rights Agreement is amended in its entirety to read as set forth in Exhibit A to this Amendment.

Section 4. Exhibit B. Exhibit B to the Amended and Restated Rights Agreement is amended in its entirety to read as set forth in Exhibit B to this Amendment.

Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 7. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 8. Ratification of the Amended and Restated Rights Agreement. Except as expressly amended hereby, the Amended and Restated Rights Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

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RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date and the year first above written.

Attest:	SOUTHWESTERN ENERGY COMPANY

By: /s/ MARK K. BOLING	By: /s/ GREG D. KERLEY
Mark K. Boling, Secretary	Greg D. Kerley, Executive
Vice President and Chief Financial Officer

Attest:	COMPUTERSHARE TRUST COMPANY, N.A.

By:	By: /s/ MICHAEL J. CONNOR
Name: Michael J. Connor
Title: Managing Director, Client Services

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EXHIBIT A

(Form of Right Certificate)

Certificate No. R- _________________ Rights

NOT EXERCISABLE AFTER APRIL 11, 2009 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.  IF THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO IS, WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS THOSE TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID.

Right Certificate

SOUTHWESTERN ENERGY COMPANY

This certifies that _________________________________________ , or his, her or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of April 12, 1999 (as amended from time to time, the “Rights Agreement”) between Southwestern Energy Company, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., successor to The First National Bank of Chicago (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York City time) on the Expiration Date (as such terms are defined in the Rights Agreement) at the principal office or such other office of the Rights Agent designated for such purpose, or of its successors as Rights Agent, one fully-paid, nonassessable share of Common Stock, $0.01 par value (the “Common Stock”) of the Company, at a purchase price of $10 per share of Common Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the appropriate Form of Election to Purchase Shares duly executed.  The number of Rights evidenced by this Right Certificate and the number of shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, have been determined as of April 7, 1999.

As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and in certain circumstances may be exercised to purchase securities of issuers other than the Company.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above mentioned office of the Rights Agent and are available free of charge upon written request from the Company at:

Southwestern Energy Company

2350 N. Sam Houston Parkway East, Suite 300
Houston, Texas 77032

Attention: Chief Executive Officer

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at a redemption price of $.01 per Right (payable in cash, shares of Common Stock or other consideration), appropriately adjusted to reflect any Common Stock split, Common Stock dividend or similar transaction occurring after the date hereof.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (and the Rights Agreement itself) may be amended by action of the Company's Board of Directors.

No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________, _____.

Attest: SOUTHWESTERN ENERGY COMPANY By:________________________ By:________________________ Secretary Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:        /s/ MICHAEL J. CONNOR
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto ______________________________________________________

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

DATED: ________________, ________

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________________, ________ ________________________________ Signature

Signature Guaranteed:

NOTICE

The signature of the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE SHARES

(To be executed if holder desires to

exercise the Right Certificate)

To Southwestern Energy Company:

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Right Certificate to purchase the Common Stock of the Company (or such other securities of the Company or any other person) and requests that certificates for such Common Stock be issued in the name of:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: _______________________, _____

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ______________________, ______ ________________________________ Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

SOUTHWESTERN ENERGY COMPANY

SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK

On June 30, 2006 (the “Amendment Date”), the Board of Directors of Southwestern Energy Company, a Delaware corporation (the “Company”) approved, and the Company has entered into, an Amendment No. 2 (“Amendment No. 2”) to its Amended and Restated Rights Agreement, dated as of April 12, 1999 (as previously amended by Amendment No. 1 dated March 15, 2002 to eliminate all required approvals of Independent Directors, the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., successor to First Chicago Trust Company of New York (the “Rights Agent”), pursuant to which the terms of the outstanding rights (the “Rights”) were amended and restated.  The outstanding Rights are currently evidenced (on the basis of one Right for each outstanding share) by the existing certificates for outstanding shares of common stock, $0.01 par value, of the Company (the “Common Stock”), and are not exercisable and do not trade separately from such shares.  The summary below describes the Rights as so amended by Amendment No. 2.

Each Right, when exercisable, will entitle the registered holder to purchase from the Company one share of the Company's Common Stock at a price of $10 per share (the “Purchase Price”), subject to adjustment.

Until the close of business on the earliest of (i) the tenth day after a public announcement that (A) a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership (as defined) of 15% or more of the outstanding shares of Common Stock of the Company (other than pursuant to a tender offer for all outstanding shares of Common Stock at the price and on terms approved by the Board of Directors based upon a prior recommendation of the Independent Directors (as defined) at a time when there are at least two Independent Directors or solely as a result of a reduction of the number of shares of Common Stock outstanding due to a repurchase of shares by the Company), (B) any person or group which beneficially owned 15% of the outstanding shares on the date of the Rights Agreement, or which acquired beneficial ownership of 15% of the outstanding shares as a result of any repurchase of shares by the Company, thereafter acquired beneficial ownership of additional shares constituting 1% or more of the outstanding shares of Common Stock or (C) the Board of Directors determines that a person or group beneficially owning 10% or more of the Common Stock presents a threat to the best interests of the Company or its shareholders and is therefore an “Adverse Person” (any person or group referred to in this clause (i) being an “Acquiring Person”); and (ii) the tenth Business Day (or such later day as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of the intent of any person (other than a Company Entity (as defined)) to commence (which intention to commence remains in effect for five business days after such announcement) a tender or exchange offer by any Person (other than a Company Entity) to acquire (when added to any shares as to which such Person is the beneficial owner immediately prior to such commencement) beneficial ownership of 15% or more of the issued and outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. New Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date, the surrender for transfer of any of the Common Stock certificates outstanding as of the date of the Rights Agreement (whether or not containing a notation contemplated by the original Rights Agreement dated May 5, 1989) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate and the number of Rights associated with each share of Common Stock shall be proportionately adjusted in the event of any dividend in Common Stock on the Common Stock or subdivision, combination or reclassification of the Common Stock (except as otherwise provided in the Rights Agreement).  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on April 11, 2009, unless earlier redeemed by the Company as described below or unless further extended pursuant to an amendment in the Rights Agreement as described below.

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of Common Stock of certain rights or warrants to subscribe for shares of Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

In the event that, at any time after the Rights become exercisable, the Company is acquired in a merger or other business combination, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the surviving company (or its parent company or other controlling entity) which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, the Rights Agreement provides that proper provision would be made so that each holder of a Right, other than the Acquiring Person (whose Rights would thereafter be null and void) and certain of its transferees, would thereafter have the right to receive upon exercise that number of shares of the Common Stock having a market value of two times the exercise price of the Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

At any time prior to the close of business on the date that Rights holders become entitled to purchase Common Stock of the Company (or of the surviving entity after a merger with the Company) with a market value of twice the Purchase Price (as described above), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, shares of Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (unless otherwise specified in such Board action), the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Upon the first public announcement (including, without limitation, the filing of a report pursuant to the Securities Exchange Act of 1934) by the Company or an Acquiring Person containing information indicating that an Acquiring Person has become such and prior to the acquisition by an Acquiring Person of 50% or more of the Common Stock then outstanding, the Board of Directors may, at its option, exchange all or part of the then outstanding and existing Rights (other than Rights owned by such Acquiring Person which shall become void) for Common Stock at an Exchange Ratio of one share of Common Stock per Right (subject to adjustment) (the “Exchange Ratio”).  Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive that number of shares of Common Stock or Common Stock equivalents equal to the number of Rights held by such holder multiplied by the Exchange Ratio.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, no right to vote or to receive dividends.

At any time prior to the time that an Acquiring Person has become such, the Company may amend the Rights Agreement and the terms of the Rights in any manner deemed necessary or desirable.  Thereafter, the Rights Agreement and the terms of the Rights may be amended by the Company under certain circumstances, but not in any manner that adversely affects the interests of the holders of the Rights (other than an Acquiring Person).

The Rights Agreement, which includes as exhibits the form of the Amended Right Certificate and the Summary of the Rights to Purchase Common Stock, and Amendment No. 2, are attached hereto as exhibits and incorporated by reference herein.  The foregoing description of the Rights Agreement and the amended Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.